UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): February 25, 2008

Innocom Technology Holdings, Inc.
(Exact name of Registrant as specified in its charter)

NEVADA	0-50164	87-0618756
(State of incorporation	(Commission file number)	(I.R.S. employer identification number)
or organization)

Unit 3506, Bank of America Tower 12 Harcourt Road Central, Hong Kong PRC (Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (852) 3102 1602

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Previous Independent Accountants

On February 25, 2008, Dominic K.F. Chan & Co. (“Chan & Co.”) resigned as the independent auditors of Innocom Technology Holdings, Inc. (the “Company”).

The report of Chan & Co. on the financial statements of the Company for the year ended December 31, 2006 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principle.

There were no disagreements between the Company and Chan & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure with respect to the Company, during the fiscal year ended December 31, 2006, and subsequently up to the date of Chan & Co.’s resignation, which disagreements if not resolved to the satisfaction of Chan & Co., would have caused them to make reference to the subject matter of the disagreements in connection with their report issued in connection with the audit of the Company's financial statements and there were no "reportable events" as such term as described in Item 304(a)(1)(iv) of Regulation S-B, promulgated under the Securities Exchange Act of 1934, as amended ("Regulation S-B").

The Company provided Chan & Co. with a copy of the disclosures to be included in Item 4.01 of this Current Report on Form 8-K and requested that Chan & Co. furnish the Company with a letter addressed to the Commission stating whether or not Chan & Co. agrees with the foregoing statements. A copy of the letter from Chan & C. to the Commission, dated February 25, 2008, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

New Independent Accountants

The Company engaged the accounting firm of Zhong Yi (Hong Kong) C.P.A. Company Limited as the Company’s independent registered public accounting firm as of February 25, 2008.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

16.1	Letter from Dominic K.F. Chan & Co. to the Commission dated February 25, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOCOM TECHNOLOGY HOLDINGS, INC.

Dated: February 28, 2008	By:	/s/ William Yan Sui Hui
William Yan Sui Hui, Chief Executive Officer